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                                                                     EXHIBIT 3.1


                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            HV MARINE SERVICES, INC.



                                   ARTICLE ONE

         The name of the Corporation is HV Marine Services, Inc.

                                   ARTICLE TWO

         The street address of its initial registered office in Delaware is 1209 Orange Street, Wilmington, Delaware 19805 and the name of its initial registered agent at such address is The Corporation Trust Company.

                                  ARTICLE THREE

         The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activities for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE FOUR

         Section 1. General.

         The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is 35,000,000 shares, of which 30,000,000 will be shares of common stock, par value $.01 per share ("Common Stock"), and 5,000,000 will be shares of preferred stock, par value $.01 per share ("Preferred Stock").

         The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions, of Common Stock and Preferred Stock are as follows:

         Section 2. Common Stock.

         2.1 Dividend Rights. Subject to provisions of law and the preferences of Preferred Stock and of any other stock ranking prior to Common Stock as to dividends, the holders of Common Stock will be entitled to received dividends when, as and if declared by the board of directors.

         2.2 Voting Rights. Except as provided by law and pursuant to this Article Four, the holders of Common Stock will have one vote for each share on each matter submitted to a vote of the stockholders of the Corporation. Except as otherwise provided by law, by the certificate of incorporation or by resolution or resolutions of the board of directors providing for the issue of any series of Preferred Stock, the holders of Common Stock will have sole voting power.


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         2.3 Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provisions for payment of the debts and other liabilities of the Corporation and the preferential amounts of which the holders of any stock ranking prior to Common Stock in the distribution of assets are entitled upon liquidation, the holders of Common Stock and the holders of any other stock ranking on a parity with Common Stock in the distribution of assets upon liquidation will be entitled to share in the remaining assets of the Corporation according to their respective interests.

         Section 3. Preferred Stock.

         3.1 Authority of the Board of Directors to Issue in Series. Preferred Stock may be issued from time to time in one or more series. All shares of any one series of Preferred Stock will be identical except as to the dates of issue and the dates from which dividends on shares of the series issued on different dates will cumulate, if cumulative. Authority is hereby expressly granted to the Board of Directors to authorize the issue of one or more series of Preferred Stock, and to fix by resolution or resolutions providing for the issue of each such series the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of such series, to the full extent now or hereafter permitted by law, including, but not limited to, the following:

                  (a) The number of shares of such series, which may subsequently be increased, except as otherwise provided by the resolution or resolutions of the Board of Directors providing for the issuance of such series, or decreased, to a number not less than the number of shares then outstanding, by resolution or resolutions of the Board of Directors, and the distinctive designation thereof;

                  (b) The dividend rights of such series, the preferences, if any, over any other class or series of stock, or of any other class or series of stock over such series, as to dividends, the extent, if any to which shares of such series will be entitled to participate in dividends with shares of any other series or class of stock, whether dividends on shares of such series will be fully, partially or conditionally cumulative, or a combination thereof, and any limitations, restrictions or conditions on the payment of such dividends.

                  (c) The rights of such series, and the preferences, if any, over any other class or series of stock, or of any other class or series of stock over such series, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and the extent, if any, to which shares of any such series will be entitled to participate in such event with any other series or class of stock;

                  (d) The time or times during which, the price or prices at which, and the terms and conditions on which, the shares of such series may be redeemed;

                  (e) The terms of any purchase, retirement or sinking fund which may be provided for the shares of such series;

                  (f) The terms and conditions, if any, upon which the shares of such series will


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         be convertible into or exchangeable for shares of any other series, class or classes, or any other securities, to the full extent now or hereafter permitted by law;

                  (g) The voting powers, if any, of such series in addition to the voting powers provided by law.

         3.2 Limitation on Dividend. No holders of any series of Preferred Stock will be entitled to receive any dividends thereon other than those specifically provided for by the certificate of incorporation or the resolution or resolutions of the board of directors providing for the issue of such series of Preferred Stock, nor will any accumulative dividends on Preferred Stock bear any interest.

         3.3 Limitation on Liquidation Distributions. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Preferred Stock of each series will be entitled to receive only such amount or amounts as will have been fixed by the certificate of incorporation or by the resolution or resolutions of the board of directors providing for the issuance of such series. A consolidation or merger of the Corporation with or into one or more other corporations or a sale, lease or exchange of all or substantially all of the assets of the Corporation will not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up, within the meaning of this article.

                                  ARTICLE FIVE

         The number of directors constituting the Board of Directors shall be fixed from time to time as provided in the Restated Bylaws or amendments thereto.

         No more than twenty-five percent of the directors of the Corporation may be non-United States citizens.

         The Board of Directors shall be divided into three (3) classes, each class to be as nearly equal in number as possible. The terms of office of directors of the first class are to expire at the first annual meeting of stockholders after their election or appointment, that of the second class is to expire at the second annual meeting after their election or appointment, and that of the third class is to expire at the third annual meeting after their election or appointment. Thereafter, each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which such director was elected.

         This classified board provision shall not be altered or repealed without the affirmative vote of the holders of at least 80% of the shares entitled to vote in the election of directors. The Directors may not amend or repeal the classified board provision.

                                   ARTICLE SIX

         The period of duration of the Corporation is perpetual.


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                                 ARTICLE SEVEN

         The initial Bylaws of the Corporation shall be adopted by its Board of Directors. The Restated Bylaws, as effective upon the filing of this Restated Certificate of Incorporation, may be altered, amended or repealed, or new bylaws may be adopted by the Board of Directors, subject to the right of the stockholders to alter and/or repeal the Restated Bylaws or adopt new bylaws and provided that the following language of the Restated Bylaws shall only be altered, amended, repealed or replaced by new bylaws by the affirmative vote of the holders of at least 80% of the Corporation's capital stock entitled to vote thereon: Section 3.1 Annual Meeting; Section 3.2 Special Meetings; Section 3.12 No Action Without Meeting; Section 4.1 Number, Qualification and Term; Section
4.2 Removal (or in each case any successor or replacement language addressing substantially the same topic).

                                 ARTICLE EIGHT

         The Corporation shall indemnify its officers and directors under the circumstances and to the full extent permitted by law.

                                  ARTICLE NINE

         Meetings of stockholders may be held within or without the State of Delaware, as the Restated Bylaws may provide. The books of the Corporation may be kept (subject to any provisions of the Delaware General Corporation Law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Restated Bylaws of the Corporation.

                                  ARTICLE TEN

         The Corporation reserves the right to amend, alter, change or repeal any provisions contained in the Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                 ARTICLE ELEVEN

         The affirmative vote or consent of the holders of not less than 66-2/3% of each class of the outstanding stock of the Corporation entitled to vote in elections of directors of the Corporation is required to approve or authorize any (i) merger or consolidation of the Corporation with any other corporation or
(ii) sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation to any other corporation, person, or entity; or
(iii) the liquidation of the Corporation.


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                                 ARTICLE TWELVE

         Section 1. Purpose and effectiveness.

         The purpose of this Article Twelve is to limit ownership and control of shares of any class of capital stock of the Corporation by Aliens in order to permit the Corporation and/or its Subsidiaries or Controlled Persons to conduct their business as U.S. Maritime Companies.

         Section 2. Restriction on transfers.

         Any transfer, or attempted or purported transfer, of any shares of any class of capital stock issued by the Corporation or any interest therein or right thereof, which would result in the ownership or control by one or more Aliens of an aggregate percentage of the shares of any class of capital stock of the Corporation or of any interest therein or right thereof in excess of the Permitted Percentage will, until such excess no longer exists, be void and will be ineffective as against the Corporation and the Corporation will not recognize, to the extent of such excess, the purported transferee as a stockholder of the Corporation for any purpose other than the transfer of such excess to a person who is not an Alien; provided, however, that such shares, to the extent of such excess, may nevertheless be deemed to be Alien owned shares for the purposes of this Article Twelve.

         The Board of Directors is hereby authorized to adopt such bylaws and resolutions, and to effect any and all other measures reasonably necessary or desirable (consistent with applicable law and the provisions of the Certificate of Incorporation) to fulfill the purpose and implement the provisions of this Article Twelve, including without limitation, obtaining, as a condition precedent to the transfer of shares on the records of the Corporation, representations and other proof as to the identity of existing or prospective stockholders and persons on whose behalf shares of any class of capital stock of the Corporation or any interest therein or right thereof are or are to be held or establishing and maintaining a dual stock certificate system under which different forms of stock certificates, representing outstanding shares of Common Stock or Preferred Stock of the Corporation, are issued to the holders of record of the shares represented thereby to indicate whether or not such shares or any interest therein or right thereof is owned or controlled by an Alien.

         Section 3. Suspension of voting, dividend and distribution rights with respect to alien owned stock.

         No shares of the outstanding capital stock of the Corporation or any class thereof determined to be in excess of the Permitted Percentage in accordance with this Section 3 of this Article Twelve will, until such excess no longer exists, be entitled to receive or accrue any rights with respect to any dividends or other distributions of assets declared payable or paid to the holders of such capital stock during such period. Furthermore, no shares in excess of the Permitted Percentage held by or for the benefit of any Alien will be entitled to vote with respect to any matter submitted to stockholders of the Corporation so long as such excess exists. If Alien ownership exists. If Alien ownership of the outstanding capital stock of the Corporation or any class thereof is in excess of the Permitted Percentage, the shares deemed included in such


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excess for purposes of this Section 3 of this Article Twelve will be those
Alien owned shares that the Board of Directors determines became so owned most recently.

         Section 4. Definitions.

         "Alien" means (1) any person (including an individual, a partnership, a corporation or an association) who is not a United States citizen, within the meaning of Section 2 of the Shipping Act, 1916, as amended or as it may hereafter be amended; (2) any foreign government or representative thereof; (3) any corporation, the president, chief executive officer or chairman of the board of directors of which is an Alien, or of which more than a minority of the number of its directors necessary to constitute a quorum are Aliens; (4) any corporation organized under the laws of any foreign government; (5) any corporation of which 25% or greater interest is owned beneficially or of record, or may be voted by, an Alien or Aliens, or which by any other means whatsoever is controlled by or in which control is permitted to be exercised by an Alien or Aliens (the Board of Directors being authorized to determine reasonably the meaning of "control" for this purpose); (6) any partnership or association which is controlled by an Alien or Aliens; or (7) any person (including an individual, partnership, corporation or association) who acts as representative of or fiduciary for any person described in clauses (1) through (6) above.

         "Controlled Person" means any corporation or partnership of which the Corporation or any Subsidiary owns or controls an interest in excess of 25%.

         "Permitted Percentage" means four percent of the outstanding shares of the capital stock of the Corporation, or any class thereof.

         "Subsidiary" means any corporation more than 50% of the outstanding capital stock of which is owned by the Corporation or any Subsidiary of the Corporation.

         "U.S. Maritime Company" means any corporation or other entity which, directly or indirectly (1) owns or operates vessels in the United States coastwise trade, intercoastal trade or noncontiguous domestic trade; (2) owns or operates any vessel built with construction differential subsidies from the United States Government (or any agency thereof); (3) is a party to an operating differential subsidy agreement with the United States Government (or any agency thereof) on account of ships owned, charted or operated by it; (4) owns any vessel on which there is a preferred mortgage issued in connection with Title XI of the Merchant Marine Act, 1936, as amended; (5) operates vessels under agreement with the United States Government (or any agency thereof); (6) conducts any activity, takes any action or receives any benefit which would be adversely affected under any provision of the U.S. maritime, shipping or vessel documentation laws by virtue of Alien ownership of its stock; or (7) maintains a Capital Construction Fund under the provisions of Section 607 of the Merchant Marine Act of 1936, as amended."

                                ARTICLE THIRTEEN

         The Certificate of Incorporation of the Corporation can only be amended or repealed by the affirmative vote of the holders of at least 66-2/3% of the shares entitled to vote thereon unless a greater percentage is stated herein.


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         In witness whereof, we have signed this Restated Certificate of
Incorporation this the ___ day of December 24, 1997.

                                       HV MARINE SERVICES, INC.,
                                       a Delaware corporation



                                       By: /s/ TODD M. HORNBECK
                                          ---------------------------
                                          Todd M. Hornbeck, President


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